Exhibit 10.2
LANCASTER COLONY CORPORATION
STOCK APPRECIATION RIGHTS AWARD AGREEMENT
     This Stock Appreciation Rights Agreement (this “Agreement”) is dated as of February 27, 2008, by and between Lancaster Colony Corporation, an Ohio corporation (the “Company”), and «name», a Service Provider for the Company (the “Grantee”).
W I T N E S S E T H
     WHEREAS, the Company desired to award free-standing Stock Appreciation Rights (“SARs”) to the Grantee in accordance with the provisions of the Plan; and
     WHEREAS, the Grantee wishes to accept such award; and
     WHEREAS, the execution of this Agreement has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company that was duly adopted on February 27, 2008, and
     WHEREAS, the Company hereby confirms to the Grantee the grant, effective on February 27, 2008, (the “Grant Date”), pursuant to the 2005 Stock Plan (the “Plan”), of «shares» free-standing Stock Appreciation Rights (“SARs”) subject to the terms and conditions of the Plan and the terms and conditions described below, which SARs are a right to receive Shares with a Fair Market Value equal to 100% of the Spread at the time of exercise; and
     WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.
     NOW, THEREFORE, the Company and the Grantee hereby agree as follows:
     1. Definitions. As used in this Agreement:
     (a) “Base Price” means $38.31, which is not less than the Fair Market Value of a Share of the Company’s Common Stock on the Grant Date.
     (b) “Spread” means the excess of the Fair Market Value of a Share on the date on which an SAR is exercised over the Base Price.
     2. Vesting of SARs. The SARs shall become exercisable as follows:
     (a) one-third of the SARs shall become exercisable on the first anniversary of the Grant Date if the Grantee shall have retained Continuous Status as an Employee or Consultant through such date;
     (b) an additional one-third of the SARs shall become exercisable on the second anniversary of the Grant Date if the Grantee shall have retained Continuous Status as an Employee or Consultant through such date; and

     (c) the remaining one-third of the SARs shall become exercisable on the third anniversary of the Grant Date if the Grantee shall have retained Continuous Status as an Employee or Consultant through such date.
In calculating the one-third amounts described above, fractional SARs shall be rounded down to the nearest whole SAR for each of the first two anniversaries of the Grant Date, and the remaining SARs shall be included with those SARs that become exercisable on the third anniversary of the Grant Date. To the extent exercisable, the SARs may be exercised from time to time in accordance with the Plan and this Agreement. To the extent the SARs or any portion thereof do not become exercisable as provided in this Section 2, such unexercisable SARs or portion thereof shall be forfeited to the Company for no consideration.
     3. Exercise of SARs.
     (a) To the extent exercisable as provided in Section 2 of this Agreement, the SARs may be exercised in whole or in part by delivery to the Company of a written statement in form and substance satisfactory to the Committee specifying the number of SARs to be exercised.
     (b) Upon exercise, the Company will issue to the Grantee the number of Shares equal to the quotient of (i) the product of (A) the Spread multiplied by (B) the number of SARs exercised divided by (ii) the Fair Market Value of a Share on the date of exercise, with such quotient rounded down to the nearest whole Share.
     4. Termination of SARs. The SARs shall terminate upon the earliest to occur of the following:
     (a) 90 days after the Grantee ceases to retain Continuous Status as an Employee or Consultant other than upon the Grantee’s death or Disability;
     (b) 90 days after the Grantee ceases to retain Continuous Status as an Employee or Consultant as a result of the Grantee’s Disability;
     (c) 90 days after the Grantee ceases to retain Continuous Status as an Employee or Consultant as a result of the Grantee’s death; and
     (d) Five years from the Grant Date.
     5. Effect of Change in Control. In the event of a Change in Control, the SARs will be affected in accordance with Section 15 of the Plan.
     6. Transferability. No SAR may be transferred by the Grantee other than by will or the laws of descent and distribution. The SARs may be exercised during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee legal incapacity, by the Grantee’s guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law and court supervision. The SARs may be exercised after the Grantee’s death by (a) the Grantee’s designated beneficiary, provided such beneficiary has been designated prior to the Grantee’s death in a form acceptable to the Committee, or (b) the personal representative of the Grantee’s estate or by the person(s) to whom the SARs are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution.
     7. Compliance with Law. The SARs shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with any applicable federal and state securities law.
     8. Adjustments. The SARs shall be subject to adjustment in accordance with Section 15 of the Plan.
     9. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the exercise of the SARs, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to such exercise that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Shares to be delivered to the Grantee. If such election is made, the Shares so retained shall be credited against such withholding requirement at the Fair Market Value of a Share on the date of such exercise, with any fractional Shares that would otherwise be delivered being rounded up to the next nearest whole Share. In no event shall the Fair Market Value of Shares to be withheld and/or delivered pursuant to this Section 9 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.
     10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan must be in writing, shall be delivered to the Grantee at his or her address on file with the Company or to the Company addressed as follows (or to such other address or addresses of which notice in the same manner has previously been given), and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched), (c) one business day after having been dispatched by a nationally recognized overnight courier service or (d) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid:
Lancaster Colony Corporation
37 West Broad Street
Columbus, Ohio 43215
Attention: Corporate Secretary
     11. No Employment Contract; Right to Terminate Employment. The grant of SARs to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the SARs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Grantee at any time.
     12. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
     13. Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
     14. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to the SARs without the Grantee’s consent.
     15. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     16. Governing Law. This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.
     17. Provisions of the Plan Controlling. The Grantee specifically understands and agrees that the SARs are being granted under the Plan, copies of which Plan the Grantee acknowledges the Grantee has read, understands and by which the Grantee agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control. The Board shall have authority, subject to the express provisions of the Plan and this Agreement, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations that are, in the judgment of the Board, necessary or desirable for the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All actions by the Board under the provisions of this Section 17 shall be conclusive for all purposes.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     The undersigned hereby acknowledges receipt of an executed original of this Stock Appreciation Rights Agreement and accepts the SARs on the terms and conditions set forth herein and in the Plan.

Date:
«name»
     Executed in the name and on behalf of the Company in Columbus, Ohio as of the 29th day of February, 2008.

LANCASTER COLONY CORPORATION

By:	/Matthew R. Shurte/
	Name:	Matthew R. Shurte
	Title:	Corporate Counsel